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                                                                   EXHIBIT 10.12




                        RESTRICTED SHARE UNITS AGREEMENT
                        --------------------------------

         Cardinal Health, Inc, an Ohio corporation (the "Company") hereby grants to Robert D. Walter (the "Grantee") 150,000 Restricted Share Units (the "Restricted Share Units" or "Award"), representing an unfunded unsecured promise of the Company to deliver Common Shares to the Grantee as set forth herein. The Restricted Share Units are being granted pursuant to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan") and shall be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to all provisions of this agreement. Capitalized terms used herein which are not specifically defined herein shall have the meanings ascribed to such terms in the Plan.

                  1. VESTING. The Restricted Share Units shall vest in full on June 30, 2004

                  2. PURCHASE PRICE. The purchase price of the Restricted Share Units shall be $-0-.

                  3. TERMINATION OF SERVICE. Unless otherwise determined by the Committee at or after grant or termination and except as set forth below, if the Grantee's Continuous Service (as defined below) to the Company and its subsidiaries (collectively, the "Cardinal Group") terminates, prior to June 30, 2004, all of the Restricted Share Units that have not vested shall be forfeited by the Grantee. If the Grantee's Continuous Service terminates prior to the vesting of all of the Restricted Share Units by reason of the Grantee's death or "Disability," by the Grantee for "Good Reason" or by the Company other than for "Cause" (as each such term is defined in the Employment Agreement between the Grantee and the Company, dated as of November 20, 2001 (the "Employment Agreement")), then all of the Restricted Share Units shall immediately fully vest. For purposes of this agreement, the term "Continuous Service" shall mean the absence of any interruption or termination of service as an employee or director of any entity within the Cardinal Group.

                  4. PROHIBITED CONDUCT. The Grantee hereby agrees to comply with the covenants set forth in Section 9(d) and Section 9(e) of the Employment Agreement, as if such covenants were set forth herein in their entirety. For purposes of this Agreement, a violation of Section 9(d) or (e) of the Employment Agreement shall constitute "Competitor Triggering Conduct" hereunder.

                  Grantee acknowledges and agrees that the provisions contained in this Section 4 are being made for the benefit of the Company in consideration of Grantee's receipt of the Restricted Share Units, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Restricted Share Units and execution of this agreement are voluntary actions on the part of Grantee, and that the Company is unwilling to provide the Restricted Share Units to Grantee without including this Section 4.

                  No provision of this agreement shall diminish, negate, or otherwise impact any separate noncompete agreement to which Grantee may be a party.

                  5. PAYMENT. On the later to occur of (a) the Grantee's 62nd birthday or (b) the first date on which the Grantee would not be a "covered employee" within the meaning of


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Section 162(m) of the Internal Revenue Code of 1986, as amended, or on such earlier date as may be approved by the Board of Directors of the Company, the Grantee shall be entitled to receive from the Company (without any payment on behalf of the Grantee) the Company Common Shares represented by this Award. All Common Shares represented by this Award, when issued, shall be duly authorized and shall be (i) validly issued, fully paid and nonassessable, (ii) registered for sale, and for resale, by Grantee under Federal and state securities laws and shall remain registered so long as the shares may not be freely sold in the absence of such registration and (iii) listed, or otherwise qualified, for trading in the United States on each national securities exchange or national securities market system on which the Company Common Shares are listed or qualified.

                  6. DIVIDENDS. The Grantee shall not receive cash dividends on the Restricted Share Units but instead shall receive a cash payment from the Company on each cash dividend payment date of the Company in an amount equal to the dividends that would have been paid on the Company Common Shares represented by the Restricted Share Unit.

                  7. SPECIAL FORFEITURE/REPAYMENT RULES. If the Grantee engages in Competitor Triggering Conduct prior to the second anniversary of the date on which the Restricted Share Units vest hereunder, then subject to Grantee's rights of Due Process (as defined in the Employment Agreement): (a) the Restricted Share Units (or any part thereof that have not vested) shall immediately and automatically terminate, be forfeited, and shall cease to vest at any time; and (b) the Grantee shall, within 60 days following written notice from the Company, pay to the Company an amount equal to the gross gain realized or obtained by the Grantee resulting from the vesting of such Restricted Share Units, measured at the date of vesting (i.e., the market value of the Restricted Share Units on the vesting date), less $1.00; provided, the Grantee shall not be deemed to have engaged in Competitor Triggering Conduct until he shall have been afforded Due Process. The Grantee may be released from Grantee's obligations under this Section 7 only if the Committee (or its duly appointed agent ) determines, in writing and in its sole discretion, that such action is in the best interests of the Company. Nothing in this Section 7 constitutes a so-called "non-compete" covenant. However, this Section 7 does prohibit certain conduct while Grantee is associated with the Cardinal Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this agreement under certain circumstances, including but not limited to the Grantee's acceptance of employment with a Competitor. This Agreement is subject to the provisions of Grantee's Employment Agreement. Grantee acknowledges and agrees that the provisions contained in this Section 7 are being made for the benefit of the Company in consideration of Grantee's receipt of the Restricted Share Units, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Restricted Share Units and execution of this agreement are voluntary actions on the part of Grantee, and that the Company is unwilling to provide the Restricted Share Units to Grantee without including this Section 7.

                  8. WITHHOLDING TAX. The Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Restricted Share Units or, in lieu thereof, to withhold a sufficient amount of Common Shares underlying the Restricted Share Units to cover the amount required to be withheld. In the case of any amounts withheld for taxes pursuant to this provision in the


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form of Common Shares, the amount withheld shall not exceed the minimum required by applicable law and regulation.

                  9.  LAW/VENUE MISCELLANEOUS.

                  (a) This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this agreement hereby consent to personal jurisdiction of such courts. The Grantee acknowledges that the covenants contained in Sections 4 and 7 of this agreement are reasonable in nature, are fundamental for the protection of the Company's legitimate business and proprietary interests, and do not adversely affect the Grantee's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that, in the event of any violation by Grantee of any such covenants, the Company will suffer immediate and irreparable injury for which there is no adequate remedy at law. In the event of any violation or attempted violations of Sections 4 or 7 of this agreement, the Company shall be entitled to specific performance and injunctive relief or other equitable relief as provided under Section 9 of the Employment Agreement.

                  (b) The Company represents and warrants that (a) it is fully authorized by its Board or the Committee (and of any person or body whose action is required) to enter into this Agreement and to perform its obligations under it, (b) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company, and (c) upon the execution and delivery of this Agreement by the Company and Grantee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (c) In the event of any conflict between the Plan and the terms and conditions in this Agreement, this Agreement shall govern unless the terms and conditions of the Plan are more favorable to Grantee. If such terms and conditions are more favorable to Grantee, then the Company and Grantee agree that this Agreement is amended to the extent necessary to enable Grantee to gain the benefit of the more favorable terms and conditions of the Plan.

                                             CARDINAL HEALTH, INC.



DATE OF GRANT:  November 20, 2001            By:  /s/ Anthony J. Rucci
                                                 ------------------------------
                                             Title: Executive Vice President
                                                   ----------------------------





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                             ACCEPTANCE OF AGREEMENT
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         The Grantee hereby: (a) acknowledges that he has received a copy of the
Plan, a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders, and a copy of the Plan Description dated August 8, 2001 pertaining to the Plan; (b) accepts this agreement and the Restricted Share Units granted to him under this agreement subject to all provisions of the Plan and this agreement; (c) represents and warrants to the Company that he is purchasing the Restricted Share Units for his own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Share Units either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and (d) agrees that no transfer of the Common Shares delivered in respect of the Restricted Share Units shall be made unless the Common Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration:

                                 /s/ Robert D. Walter
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                                 Grantee's Signature


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                                 Grantee's Social Security Number








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